UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2009

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2207 Bridgepointe Parkway, Suite 250, San Mateo, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 532-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2009, Glu Mobile Inc. ("Glu") entered into a revised form of Indemnity Agreement (the "Agreement") with each of its directors and executive officers, which Agreement amends and supersedes the current Indemnity Agreement entered into between the Company and each of these individuals. The material change to the Agreement consists of adding a provision to Section 3(b) that provides that while the Company will not be obligated to indemnify an Indemnitee (as defined in the Agreement) for Expenses or Other Liabilities (each as defined in the Agreement) that to the extent such have been paid directly to Indemnitee (or paid directly to a third party on Indemnitee’s behalf) pursuant to any indemnification arrangement for the benefit of Indemnitee provided by any third party, any such third party will retain their equitable rights to contribution or indemnification from Glu with respect to amounts so paid by the third party.

The foregoing description of the Agreement is qualified in its entirety by the Agreement, a copy of which has been filed as Exhibit 10.01 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.01 Form of Indemnity Agreement entered into between Glu Mobile Inc. and each of its directors and executive officers, effective as of June 15, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

June 15, 2009	By:	/s/ L. Gregory Ballard

Name: L. Gregory Ballard
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.01	Form of Indemnity Agreement entered into between Glu Mobile Inc. and each of its directors and executive officers, effective as of June 15, 2009.